Exhibit 4.5

EXECUTION VERSION

WMG ACQUISITION CORP.,

as the Issuer,

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of April 7, 2014

TO

INDENTURE

Dated as of July 20, 2011

as amended

11.50% Senior Notes due 2018

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of April 7, 2014, among WMG Acquisition Corp., a Delaware corporation (the “Company”) as issuer, the guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of July 20, 2011, by and among the Company, the guarantors party thereto and the Trustee, as amended through the date hereof (the “Indenture”), for the benefit of each other and for the equal and ratable benefit of the Holders of the 11.50% Senior Notes due 2018 (the “Notes”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated March 26, 2014 (the “Statement”), and accompanying Consent and Letter of Transmittal, dated March 26, 2014 (the “Letter of Transmittal”), to the Holders of the Notes in connection with its solicitation of consents (the “Consent Solicitation”) to the proposed amendments, as further described in the Statement (the “Proposed Amendments”), that provide for the elimination or amendment of certain covenants and related provisions in the Indenture, such consents to be obtained in connection with a tender offer for the Notes (the “Tender Offer”);

WHEREAS, the Holders of a majority of the aggregate principal amount of the Notes outstanding, not owned by the Company or any of its affiliates, have consented to the Proposed Amendments;

WHEREAS, the Company and the Guarantors desire to amend the Indenture, as set forth in Article I hereof;

WHEREAS, the Trustee has been directed by the Holders of the requisite principal amount of Notes to execute and deliver this Supplemental Indenture in its capacity as Trustee; and

WHEREAS, the execution and delivery of this Fifth Supplemental Indenture have been duly authorized by the Company and each Guarantor and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the above premises, and for the purpose of memorializing the amendments to the Indenture consented to by the Holders, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

AMENDMENT OF INDENTURE

Section 1.1 Amendment.

(a) Section 4.06 (Compliance Certificate; Notice of Default) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(b) Section 4.08 (Waiver of Stay, Extension or Usury Laws) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(c) Section 4.09 (Change of Control) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(d) Section 4.10 (Incurrence of Indebtedness and Issuance of Preferred Stock) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(e) Section 4.11 (Restricted Payments) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(f) Section 4.12 (Liens) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(g) Section 4.13 (Asset Sales) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(h) Section 4.14 (Transactions with Affiliates) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(i) Section 4.15 (Dividend and other Payment Restrictions Affecting Subsidiaries) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(j) Section 4.16 (Additional Subsidiary Guarantees) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(k) Section 4.17 (Reports to Holders of the Notes) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(l) Section 4.18 (Restriction on Certain Major Music/Media Transactions) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(m) Section 4.20 (Payments for Consent) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(n) Section 4.21 (Changes in Covenants When Notes Rated Investment Grade) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(o) Section 5.01 (Merger, Consolidation, or Sale of Assets) of the Indenture is amended and restated in its entirety to read as follows:

“(a) The Issuer may not (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign,

transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and

(2) the Successor Company (if other than the Issuer) assumes all the obligations of the Issuer under the Notes, this Indenture, and the Registration Rights Agreement pursuant to agreements in form reasonably satisfactory to the Trustee.”

(p) Section 6.01 (Events of Default) of the Indenture is amended and restated in its entirety to read as follows:

“Each of the following is an “Event of Default”:

(1) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes; or

(2) the Issuer defaults in the payment when due of interest or Special Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days.”

(q) Any definitions used exclusively in the provisions of the Indenture that are deleted pursuant to paragraphs (a) – (p) of this Article I, and any definitions used exclusively within such definition, are hereby deleted in their entirety from the Indenture.

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.1 Effect of Supplemental Indenture.

From and after the Amendment Operative Time (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Fifth Supplemental

Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Fifth Supplemental Indenture shall be bound thereby.

Section 2.2 Effectiveness.

This Fifth Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the Proposed Amendments; provided, however, that the Proposed Amendments shall become operative only upon the acceptance for purchase by the Company (the “Amendment Operative Time”) of the Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer prior to 5:00 p.m. New York City time on April 8, 2014.

Section 2.3 Indenture Remains in Full Force and Effect.

Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.4 Confirmation of Indenture.

The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects confirmed and ratified.

Section 2.5 Conflict with Trust Indenture Act.

If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with another provision hereof or of the Indenture which is required or deemed to be included in this Fifth Supplemental Indenture or the Indenture by any of the provisions of the Trust Indenture Act of 1939, such required provision shall control.

Section 2.6 Severability.

In case any one or more of the provisions in this Fifth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Successors.

All agreements of the Company and the Guarantors in this Fifth Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successor.

Section 2.8 Certain Duties and Responsibilities of the Trustee.

In entering into this Fifth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this Fifth Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

Section 2.9 Governing Law.

This Fifth Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

Section 2.10 Duplicate Originals.

All parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 2.11 Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

Guarantors:

ROADRUNNER RECORDS INC.
T.Y.S., INC.
THE ALL BLACKS U.S.A., INC.
A. P. SCHMIDT CO.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
ARMS UP INC.
BIG BEAT RECORDS INC.
CAFE AMERICANA INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]

Guarantors (cont’d):

FOSTER FREES MUSIC, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
MM INVESTMENT INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
OCTA MUSIC, INC.
PEPAMAR MUSIC CORP.
REP SALES, INC.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
TOMMY BOY MUSIC, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
UNICHAPPELL MUSIC INC.
W.B.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]

Guarantors (cont’d):

WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WIDE MUSIC, INC.
ASYLUM RECORDS LLC
ATLANTIC MOBILE LLC
ATLANTIC PRODUCTIONS LLC
ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO/FSE HOLDINGS, LLC
T-BOY MUSIC, LLC
T-GIRL MUSIC, LLC
THE BIZ LLC
UPPED.COM LLC
WARNER MUSIC DISTRIBUTION LLC
J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC.

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]

Guarantors (cont’d):

ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
WARNER MUSIC NASHVILLE LLC

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]

Guarantors (cont’d):

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

615 MUSIC LIBRARY, LLC

By:	Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By:	Artist Arena LLC, its Sole Member
By:	Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By:	Warner Music Distribution LLC, its Managing Partner
By:	Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]

Guarantors (cont’d):

MAVERICK RECORDING COMPANY

By:	SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	Non-Stop Music Publishing, LLC, their Sole Member
By:	Non-Stop Music Holdings, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By:	Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]